Exhibit 21.1

LIST OF SUBSIDIARIES

	Jurisdiction of Formation	Doing Business As
American Reprographics Company, L.L.C.	California	American Draftsource
ARC
ARC — Central
ARC — Mesa
ARC — Pacific
ARC — Pacific Northwest
ARC — Western
ARC Digital Imaging
ARC Imaging Resources
ARC Socal—North
Blair Graphics
Blue Print Service Company
Blueprints Plus
BPS Reprographics
Brownie’s Digital Imaging
Central Valley Reprographics
City Digital Imaging
Consolidated Reprographics
Dieterich — Post
Digital Reprographics
Elite Reprographics
FDC Digital Imaging Solutions
Ford Graphics
Ford Graphics Seattle
Hudson Reprographics
IDM Group
Independent Printing Company
InPrint
Kestrel Blueprint Company
KV Blueprint
Mercury — LDO
Micro Device
Mossner
Mossner IDM
OCB
Olympic Reprographics
Peninsula Digital
Peninsula Digital Imaging
Pikes Peak Reprographics
Reliable Graphics
Repro Northwest
Reprographics Northwest
Riot Creative Imaging
San Jose Blue
SBD Reprographics
Scottblue Reprographics
Stockton Blue
Stockton Blueprint and Supply Company
SubHub
Superior Reprographics
Tacoma Reprographics
The Blue Print Company
The PEiR Group
Wray’s Enterprises
American Reprographics Company India Private Limited	India
ARC — UK Technologies Limited	United Kingdom
ARC Acquisition Corporation	California
ARC Digital Canada Corp.	British Columbia	ARC
ARC Document Solutions Australia Pty Limited	Australia
ARC Reprographics Canada Corp	British Columbia
ARC Reprographics Hong Kong, Limited	Hong Kong
ARC Technology Bermuda, Ltd.	Bermuda

	Jurisdiction of Formation	Doing Business As
BPI Repro, LLC	California	ARC
ARC — Pennsylvania
BP Independent
Riot Creative Imaging
ERS Digital, Inc.	Minnesota	ARC
ARC — Central
ARC — Mesa
ARC Document Solutions
ARC Imaging Resources
Atlas Blueprint
Dayton Blue Print Company
DBS Engineering Repro Systems
Detroit Reprographics
Dunn Blue Print Company
eBlueprint
Gwyer Reprographics
Letter Perfect Design
Queen City Reprographics
Resource Imaging Supply
Riot Creative Imaging
RK Digital
Veenestra
Wagner Repro & Supply
Henan UNIS Waytron Document Technology Co., Ltd.	People’s Republic of China
Licensing Services International, LLC	California
Mirror Plus Technologies, Inc.	California	ARC
Planwell, LLC	California	Planwell Licensing
Planwell Professional Services
The PEiR Group
SubHub
Reprografia Digital de Mexico, S.A. de C.V.	Mexico
Reprographics Fort Worth, Inc.	Delaware
Ridgway’s, LLC	Texas	A&E Supply Company
A-C Reproduction Company
A-Plus Digital Reprographics
AEC Systems
American Reprographics Southeast
ARC
ARC — Delaware
ARC — Eastern
ARC — FL
ARC — Florida
ARC — LA Gulf Coast
ARC — Pacific Northwest
ARC — Southern
ARC — MA
ARC — Maryland
ARC — Oklahoma Central
ARC — Texas
ARC BIM Services Group
ARC Document Solutions
Blueprints Plus
Crest Graphics
Ford Graphics
Ford Graphics Seattle
Georgia Blue
Imaging Technologies Services
IT Plus Technologies
Kansas Blue print
Kestrel Blueprint Company
Mathias Reprographics
MBC Precision Imaging
Metro Digital Imaging
Micro Device
Mix Imaging
NGI
NGI Digital
NPI Digital
Orlando Reprographics
Pennsylvania Ridgway’s. LLC

Rapid Blueprint Supply Co.
RCMS
RCMS Group
Repro Northwest
Reprographics Arlington
Reprographics Dallas
Reprographics Fort Worth
Reprographics Roanoke
Rhode Island Blueprint
Ridgway’s Best Digital
Ridgway’s Digital Imaging of Destin
Ridgway’s IL, LLC
Ridgway’s MD, LLC
Ridgway’s NY, LLC
Riot Creative Imaging
Riot Creative Imaging
StratoGrafix
Superior Reprographics
Tacoma Reprographics
Tampa Reprographics
Torrence Document Service
T-Square Express
University Imaging
Western Blue Print Company
Shanghai UNIS Printing Technology Co., Ltd.	People’s Republic of China
Shenzhen UNIS – Printing Document Solutions Co., Ltd.
UNIS Document Solutions Co., Ltd.	People’s Republic of China